UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On March 9, 2016, T2 Biosystems, Inc. (the “Company”) received a written letter of resignation from Thomas J. Carella stating that he resigned, effective immediately, from his position as a Class II director of the Company and all committees of the Board of Directors of the Company (the “Board”) on which he was serving. Mr. Carella resigned from the Board in connection with his resignation from Goldman, Sachs & Co. and not as a result of any dispute or disagreement with the Company or any member of its management.

Mr. Carella served on the Compensation Committee of the Board prior to his resignation.  Following Mr. Carella’s resignation from the Board, the Compensation Committee of the Board is now comprised of the following members: Stanley N. Lapidus (Chairman) and John W. Cumming.

(d) Election of Director

On March 9, 2016, the Board elected Adrian Jones to serve as a Class I director of the Company, filling a vacancy created by the resignation of Alan Crane on June 19, 2015.  Mr. Jones will hold office as a Class I director of the Company until the Company’s annual meeting of stockholders in 2018. In connection with his election, Mr. Jones has not yet been appointed to serve as a member of any committee of the Board.

Mr. Jones is a managing director of Goldman, Sachs & Co. in the Principal Investment Area of the Merchant Banking Division in New York, where he is co-head of the Americas Equity business and a member of the Global Investment Committee. He joined Goldman, Sachs & Co. in 1994 as an associate in the Investment Banking Division and was named partner in 2004.

Mr. Jones received an initial grant of 66,176 stock options pursuant to the Non-Employee Director Compensation Plan (the “Plan”) immediately upon his election to the Board on March 9, 2016 (the “Grant Date”). The Plan provides for an initial grant of stock options to each non-employee director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2014 Incentive Award Plan. The options granted to Mr. Jones will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the Grant Date, subject to Mr. Jones continuing to serve on the Board through each such vesting. The stock options have an exercise price equal to $8.93, the fair market value as reflected by the closing price of the Company’s stock on the Grant Date.  Mr. Jones will also receive compensation for his service as a Board member in accordance with the Plan, which includes an annual retainer of $35,000 and committee fees as applicable (in each case, pro-rated for the period of his service).

Mr. Jones has also entered into the Company’s standard indemnification agreement for directors and officers.

Other than as noted herein, there are no related party transactions between the Company and Mr. Jones that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2016	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer